Exhibit 10.10

LIMITED GUARANTY

THIS LIMITED GUARANTY (this “Guaranty”) is made as of November 5, 2018, by Brookfield DTLA Holdings LLC, a Delaware limited liability company (“Guarantor”), in favor of Landesbank Hessen-Thüringen Girozentrale, New York Branch, as Administrative Agent on behalf of the Lenders (together with its successors and assigns, “Administrative Agent”) and each of the Lenders party to the Loan Agreement (as defined below).

RECITALS

A.	Pursuant to the terms of that certain Loan Agreement, dated of even date herewith by and among Maguire Properties-355 S. Grand, LLC, a Delaware limited liability company (“Borrower”), Administrative Agent, and the Lenders party thereto (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), the Lenders have agreed to make a loan to Borrower in the original aggregate principal amount of Two Hundred Ninety Million and 00/100 Dollars ($290,000,000.00) (the “Loan”) for the purposes specified in the Loan Agreement, said purposes relating to 355 S. Grand Avenue, Los Angeles, California as more particularly described therein (the “Property”). The Loan Agreement provides that the Loan shall be evidenced by one or more promissory notes (as amended, restated or otherwise modified from time to time, the “Notes”) executed by Borrower and payable to the Lenders party to the Loan Agreement, in the aggregate principal amount of the Loan and shall be secured by the Security Instrument and by other security instruments, if any, specified in the Loan Agreement.

B.	Guarantor owns an indirect interest in, and is an Affiliate of, Borrower, has an indirect financial interest in the Property as a result thereof and will benefit from the Lenders making the Loan to Borrower.

C.	Initially capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Loan Agreement.

THEREFORE, to induce Administrative Agent and the Lenders to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally guarantees and agrees as follows:

1.	PAYMENT GUARANTY. Guarantor hereby guarantees and agrees that it shall be liable to Administrative Agent and the Lenders for the following (together with Guarantor’s obligations under Section 2 of this Guaranty, the “Guaranteed Obligations”): the entire principal sum outstanding under the Notes, together with accrued interest and other amounts payable thereunder and under all of the Loan Documents, as such amount shall be outstanding from time to time, if (1) Borrower effects a Transfer of all or substantially all of the Property or of all or substantially all of the direct or indirect equity interests in Borrower in violation of the provisions of the Loan Agreement, provided that no such liability shall arise if such violation arises solely from a failure to provide any required notice; (2) any Borrower Party (defined herein below) files, or joins in the filing of, a petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited, or otherwise colludes with, petitioning creditors for any involuntary petition against Borrower; (3) any Borrower Party joins or otherwise colludes in any involuntary petition filed against Borrower, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (4) Borrower consents to or acquiesces in writing or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property (other than at the request of Administrative Agent and/or any Lender); or (5) Borrower makes an assignment for the benefit of creditors or admits, in writing in any legal proceeding, its insolvency or its inability to pay its debts as they become due unless failure to make such admission would be a violation of law. Notwithstanding anything to the contrary in this Guaranty, the Notes or any of the Loan Documents, (A) neither Administrative Agent nor any Lender shall be deemed to have waived any right which Administrative Agent and/or any Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Administrative Agent and Lenders in accordance with the Loan Documents.

Nothing contained in Section 2 hereof shall limit Guarantor’s liability under this Section 1.

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2.	NON-RECOURSE CARVE-OUT GUARANTY. In addition to the guarantee set forth in Section 1 hereof, Guarantor further guarantees and promises to pay to Administrative Agent and the Lenders, or order, on demand, in lawful money of the United States, in immediately available funds, and to defend, indemnify and hold harmless Administrative Agent and the Lenders, their directors, officers, employees, successors and assigns from and against all losses, damages, liabilities, claims, actions, judgments, court costs and legal and other expenses (including, without limitation, reasonable attorneys’ fees and expenses), other than any consequential, exemplary, indirect or special or punitive damages or lost profits unless the same are actually imposed on Administrative Agent or the Lenders by a third party, which Administrative Agent and the Lenders (except in their respective capacities as a tenant under any lease of the Property or as a purchaser of the Property; provided, however, that such exception shall not apply to Administrative Agent or any Lender or their nominee in their capacity as owner or occupant of the Property in connection with or following any foreclosure (or a deed in lieu of foreclosure) or the exercise of any remedies under the Loan Documents) actually incur as a direct consequence of (a) fraud or intentional misrepresentation by Borrower or Guarantor (each, a “Borrower Party”) or any manager who is an Affiliate of Borrower or Guarantor in connection with the Loan or the Property; (b) the gross negligence or willful misconduct of any Borrower Party or any manager who is an Affiliate of Borrower or Guarantor in connection with the Loan; (c) the material breach by any Borrower Party that is Controlled by Borrower of any representation, warranty, covenant or indemnification provision in the Hazardous Materials Indemnity Agreement or in any other Loan Document concerning environmental laws, hazardous substances and asbestos and any indemnification of Administrative Agent and the Lenders with respect thereto in any such document; (d) physical waste to the Property caused by intentional acts or intentional omissions of any Borrower Party, other than waste (or alleged waste) to the Property resulting from the insufficiency of cash flow from the Property to prevent such waste and such insufficiency is not a result of misappropriation of rents, moneys payable as damages or in lieu of rent (including any disbursements from reserves representing amounts payable during a tenant’s free rent period), rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, proceeds from any Interest Rate Protection Agreement and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property (collectively, “Rents”) by any Borrower Party; provided, however, that physical waste shall not include normal and reasonable wear and tear to the Property that occurs in the ordinary course of business; (e) the misapplication or conversion by any Borrower Party of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (ii) any awards or other amounts received in connection with the Condemnation of all or a portion of the Property or (iii) any Rents not applied in accordance with the requirements of the Loan Documents following the occurrence and during the continuance of a Default; (f) any personal property taken from the Property during the continuance of Default other than in the ordinary course of business by or on behalf of any Borrower Party; provided however that there shall be no liability hereunder if such personal property is replaced with personal property of the same utility and of the same or greater value; and provided further that any such personal property shall not be required to be replaced to the extent the same is obsolete or is no longer required for the operation of the Property; (g) subject to Borrower’s right to contest the same as expressly set forth in the Loan Agreement, (i) failure to pay Taxes, and/or (ii) the failure to pay insurance premiums in accordance with the Loan Documents; provided that the foregoing shall not apply at any time that (x) there is not sufficient cash flow to pay the same and such insufficiency is not due to misappropriation of the same, or (y) there are sufficient amounts on reserve with Administrative Agent to pay such amounts and Administrative Agent shall not have made such amounts available to pay the same in violation of the Loan Documents; (h) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Administrative Agent upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits, advance deposits or other deposits were applied in accordance with the terms and conditions of any of the Leases; (i) the breach of any representation, warranty or covenant of Borrower with respect to itself set forth in Section 9.10 of the Loan Agreement, the result of which is the substantive consolidation of the assets of Borrower with the assets of another person or entity, provided no member, partner, or direct or indirect equityholder of Borrower is obligated to fund additional capital or make any loans to Borrower; (j) Borrower fails to obtain Administrative Agent’s prior written consent to any additional indebtedness, which indebtedness is secured by a voluntary Lien encumbering the Property, as and to the extent the same are not expressly permitted by the Loan Documents; (k) except as set forth in Section 1 above with respect to voluntary Transfers of all or substantially all of the Property or of all or substantially all of the direct or indirect equity interests in Borrower, Borrower fails to obtain Administrative Agent’s consent to any other Transfer of the Property or direct or indirect interests in Borrower (other than a Permitted Transfer or a Permitted Lien) in violation of the Loan Documents; or (l) any litigation or other legal proceeding related to the Loan filed by any Borrower Party or any Affiliate of Sponsor that is Controlled by Sponsor in bad faith with the intent to (and that actually does) wrongfully delay, impede, obstruct, hinder, enjoin or otherwise interfere with or frustrate the efforts of Administrative Agent or any Lender to exercise any rights and remedies available to Administrative Agent and any Lender.

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3.	REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Administrative Agent may from time to time, and without first requiring performance by Borrower or exhausting any or all security for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all out-of-pocket costs and expenses (including reasonable fees of outside counsel) actually incurred by Administrative Agent in the enforcement hereof or the preservation of the Lenders’ rights hereunder.

4.	RIGHTS OF ADMINISTRATIVE AGENT AND THE LENDERS. Administrative Agent and the Lenders, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time, may: (a) renew or extend all or any portion of Borrower’s obligations under the Notes or any of the other Loan Documents; (b) declare all sums owing to Administrative Agent and the Lenders under the Notes and the other Loan Documents due and payable upon the occurrence and during the continuance of a Default; (c) make changes in the dates specified for payments of any sums payable in periodic installments under the Notes or any of the other Loan Documents; (d) otherwise enter into modifications of the terms of any of the other Loan Documents (other than Loan Documents to which Guarantor is a party); (e) take and hold security for the performance of Borrower’s obligations under the Notes or the other Loan Documents and exchange, enforce, waive and release any such security, or impair or fail to perfect any lien on or security interest in any such security; (f) apply such security and direct the order or manner of sale thereof as Administrative Agent in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Notes or guarantors of Borrower’s obligations under the Notes or the other Loan Documents; (h) apply payments received by Administrative Agent from Borrower to any obligations of Borrower to Administrative Agent and/or the Lenders, in such order as Administrative Agent shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (i) subject to any restrictions on assignment of the Loan set forth in the Loan Agreement, assign this Guaranty in whole or in part, to the holder of the Notes (or any Note); and (j) subject to any restrictions on assignment of the Loan set forth in the Loan Agreement, assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

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5.	GUARANTOR’S WAIVERS. Guarantor waives to the maximum extent permitted by law: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or any other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Notes or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners, members, managers or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Administrative Agent or the Lenders or intended or understood by Administrative Agent, the Lenders or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Administrative Agent or the Lenders, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by operation of any applicable law (state or otherwise); (e) any defense based upon Administrative Agent’s or any Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable and perform its obligations under the Notes or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Administrative Agent’s or any Lender’s election, in any proceeding instituted under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under the Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Administrative Agent or any Lender may have against Borrower and any right to participate in, or benefit from, any security for the Notes or the other Loan Documents now or hereafter held by Administrative Agent or any Lender; (j) presentment, demand, protest and notice of any kind other than as specifically required under this Guaranty or the Loan Documents; (k) any right or claim of right to cause a marshalling of Borrower’s assets or the assets of any other party now or hereafter held as security for Borrower’s obligations; and (l) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor further waives to the maximum extent permitted by law any and all rights and defenses that Guarantor may have because any portion of Borrower’s debt is secured by real property; this means, among other things, that: (1) Administrative Agent may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Administrative Agent forecloses on any real property collaterally pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Administrative Agent may collect from Guarantor even if Administrative Agent, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon deficiency limitation or anti-deficiency, redemption or other similar rights, if any. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the maximum extent permitted by Applicable Law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under applicable law. Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Notes or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder. Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of any of the Loan Documents, that Administrative Agent and the Lenders shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instrument or other such collateral, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

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6.	GUARANTOR’S WARRANTIES. Guarantor warrants and acknowledges that: (a) the Lenders would not make the Loan but for this Guaranty; (b) Guarantor has reviewed all of the terms and provisions of the Loan Agreement and the other Loan Documents; (c) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied as of the date hereof; (d) Guarantor has established adequate means of obtaining from sources other than Administrative Agent or the Lenders, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, the Property and Borrower’s activities relating thereto and the status of Borrower’s performance of its obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder and neither Administrative Agent nor any Lender has made any representation to Guarantor as to any such matters; (e) Guarantor has all requisite power and authority to own or lease its property and to carry on its own business as now conducted; (f) Guarantor has the full limited liability company power and authority to execute and deliver this Guaranty and to perform its obligations hereunder; the execution, delivery and performance of this Guaranty by Guarantor has been duly and validly authorized; and all requisite limited liability company action has been taken by Guarantor to make this Guaranty valid and binding upon Guarantor, enforceable in accordance with its terms; (g) neither any Loan Party nor any of its subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or limited liability company restriction that would be reasonably likely to have a Material Adverse Effect; (h) Guarantor’s execution of, and compliance with, this Guaranty will not result in the breach of any term or provision of the operating agreement or other governing instrument of Guarantor, or result in the breach of any term or provision of, or conflict with or constitute a default under, or, to Guarantor’s knowledge result in the acceleration of any obligation under any material agreement, indenture or loan or credit agreement or other instrument to which Guarantor is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Guarantor is subject; (i) intentionally deleted; (j) to Guarantor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, if decided adversely against Guarantor, is reasonably likely to, either in any one instance or in the aggregate, result in any material adverse change in the business, operations, financial condition, properties or assets of Guarantor, or in any material impairment of the right or ability of Guarantor to carry on its business substantially as now conducted, or in any material liability on the part of Guarantor, or which would draw into question the validity of this Guaranty or of any action taken or to be taken in connection with the obligations of Guarantor contemplated herein, or which would be likely to impair materially the ability of Guarantor to perform under the terms of this Guaranty; (k) Guarantor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Guaranty; (l) no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Guaranty; (m) this Guaranty constitutes a valid, legal and binding obligation of Guarantor, enforceable against it in accordance with the terms hereof subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (n) intentionally deleted; (o) Guarantor is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered “insolvent,” as that term is defined in the Bankruptcy Code, or otherwise rendered unable to pay its debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of its assets; and (p) the most recent financial statements of Guarantor previously delivered to Administrative Agent are true and correct in all material respects, have been prepared in accordance with GAAP or International Financial Reporting Standards as of the date of the applicable statement consistently applied (or other principles acceptable to Administrative Agent) and fairly present the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof. Notwithstanding the use of GAAP or International Financial Reporting Standards, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option For Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Guarantor acknowledges and agrees that the Lenders may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

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7.	SUBORDINATION. Guarantor subordinates all present and future indebtedness owing by Borrower to Guarantor to the obligations at any time owing by Borrower to Administrative Agent and the Lenders under the Notes and the other Loan Documents. Guarantor assigns all such indebtedness to Administrative Agent as agent for the Lenders as security for this Guaranty, the Notes and the other Loan Documents. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Notes and the other Loan Documents have been fully discharged. Guarantor agrees that it will not take any action or initiate any proceedings, judicial or otherwise, to enforce Guarantor’s rights or remedies with respect to any such indebtedness, including without limitation any action to enforce remedies with respect to any defaults under such indebtedness or to any collateral securing such indebtedness or to obtain any judgment or prejudgment remedy against Borrower or any such collateral. Guarantor also agrees that it will not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower. Guarantor further agrees not to assign all or any part of such indebtedness unless Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Guaranty (including, but not limited to, the assignment to Administrative Agent as agent for the Lenders set forth herein). If Administrative Agent so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Administrative Agent, (b) all security for such indebtedness shall be duly assigned and delivered to Administrative Agent, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Administrative Agent and the Lenders and shall be paid over to Administrative Agent on account of the Loan but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Administrative Agent deems necessary or appropriate to perfect, preserve and enforce Administrative Agent’s and the Lenders’ rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

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8.	BANKRUPTCY OF BORROWER. The validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of the commencement of a case under the Bankruptcy Code by or against any Person obligated under the Loan Documents. If Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Administrative Agent or any Lender from taking any remedial action against the Borrower, including the exercise of any option Administrative Agent or the Lenders have to declare the obligations guaranteed hereunder to be due and payable on the happening of any default or event by which, under the terms of the Loan Documents, such obligations shall become due and payable, Administrative Agent may, as against Guarantor, nevertheless, declare such obligations due and payable and enforce any or all of its and the Lenders’ rights and remedies against Guarantor provided for herein. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor is so required to file against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Administrative Agent, for the benefit of the Lenders, all rights of Guarantor thereunder. If Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Administrative Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Administrative Agent’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Administrative Agent or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Administrative Agent, to be credited first against all obligations other than the Guaranteed Obligations, and then to the Guaranteed Obligations, the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent, for the benefit of the Lenders, all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied or credited except to the extent that Administrative Agent receives cash by reason of any such payment or distribution. If Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for the Guaranteed Obligations. The liability of Guarantor hereunder shall be reinstated and revised, and the rights of Administrative Agent and the Lenders shall continue, with respect to any amount at any time paid by Borrower on account of the Guaranteed Obligations which Administrative Agent or the Lenders shall be legally required to restore or return upon the bankruptcy, insolvency or reorganization of Borrower or for any other reasons, all as though such amount had not been paid. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

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9.	LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION. Guarantor agrees that any Lender may elect, at any time, in accordance with the Loan Documents, to sell, assign, or grant participations in all or any portion of its rights and obligations under the Loan Documents and this Guaranty, and that subject to the terms of the Loan Agreement, any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at such Lender’s sole discretion. Guarantor further agrees that Administrative Agent or any Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Administrative Agent or such Lender with respect to: (a) the Property and its operations; (b) any party connected with the Loan (including, without limitation, Guarantor, Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower, any other guarantor and any non-borrower trustor); and/or (c) any lending relationship other than the Loan which Administrative Agent or such Lender may have with any party connected with the Loan. In connection with any such sale, assignment or participation, Guarantor further agrees that this Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser or assignee and upon written request by Administrative Agent, Guarantor shall, within thirty (30) days after request by Administrative Agent (but not more frequently than twice in any calendar year), (x) deliver to Administrative Agent an estoppel certificate, in form and substance reasonably acceptable to Administrative Agent and Guarantor, verifying for the benefit of Administrative Agent and any such other party the status, terms and provisions of this Guaranty to the knowledge of the officer delivering such certificate, and (y) at the sole cost and expense of the requesting party, enter into such amendments or modifications to this Guaranty or the Loan Documents as may be reasonably required in order to evidence any such sale or assignment, provided such amendment or modification shall have no adverse impact on Guarantor.

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Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any Lender may at any time and from time to time pledge and assign, or grant a security interest in, all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank or as otherwise set forth in the Loan Documents; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from its obligations thereunder.

10.	ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Sections 1 and 2 hereof arising or created after any attempted revocation hereof. The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties or indemnities delivered to Administrative Agent for the benefit of the Lenders in connection with the Loan unless said other guaranties or indemnities are expressly modified or revoked in writing. This Guaranty is independent of the obligations of the Borrower under the Notes, the Security Instrument, the Hazardous Materials Indemnity Agreement and the other Loan Documents to which Borrower is a party. Guarantor hereby authorizes and empowers Administrative Agent to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent, irrevocable and unconditional under any and all circumstances. Administrative Agent may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining the Borrower or any other party as a party to such action. Except as otherwise provided in this Guaranty, this Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

11.	REPORTING REQUIREMENTS. At all times during which any indebtedness remains outstanding pursuant to the Loan Documents, Guarantor shall comply with the reporting requirements relating to Guarantor set forth in Sections 10.1(b) and 10.1(c) of the Loan Agreement.

12.	INTEREST. Any amounts that become due and payable by Guarantor under this Guaranty, if not paid within ten (10) Business Days after demand therefor, shall bear interest at a rate per annum equal to the Alternate Rate from the date of demand to the date that such sums are paid to Administrative Agent. The foregoing shall be without any double-counting with interest paid on the Guaranteed Obligations which interest is itself part of the Guaranteed Obligations.

13.	ATTORNEYS’ FEES; ENFORCEMENT. If any attorney is engaged by Administrative Agent to enforce or defend any provision of this Guaranty or to collect any sums owed by Guarantor under this Guaranty, with or without the filing of any legal action or proceeding, Guarantor shall pay to Administrative Agent, immediately upon demand all actual out of pocket attorneys’ fees and costs incurred by Administrative Agent in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Notes as specified therein.

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14.	RULES OF CONSTRUCTION. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Notes and the other Loan Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

15.	CONSTRUCTION OF DOCUMENTS. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Guaranty and that this Guaranty shall not be subject to the principle of construing their meaning against the party which drafted same.

16.	GOVERNING LAW.

(a)	THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND DELIVERED BY GUARANTOR AND ACCEPTED BY ADMINISTRATIVE AGENT AND THE LENDERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. GUARANTOR ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS GUARANTY AND ALL OF THE OBLIGATIONS ARISING HEREUNDER, AND UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS GUARANTY, AND THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b)	GUARANTOR HEREBY CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE COUNTY AND STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE COUNTY AND STATE IN WHICH ANY OF THE PROPERTY IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO THE PROPERTY. GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN SECTION 21 HEREOF IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY JURISDICTION.

(c)	PROCESS MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS REFERRED TO BELOW.

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17.	MISCELLANEOUS. Time is of the essence with respect to every provision hereof. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, nominees, successors and assigns of Guarantor, Administrative Agent and each Lender; provided that Guarantor may not assign any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of all of the Lenders (and any attempted such assignment without such consent shall be null and void). The liability of all persons and entities who are in any manner obligated hereunder shall be joint and several. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty. This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Administrative Agent or any Lender under the Security Instrument or any of the other Loan Documents, including without limitation any foreclosure or deed in lieu thereof. Notwithstanding anything to the contrary herein, this Guaranty shall remain in full force and effect until the earlier of (a) all of the Guaranteed Obligations having been indefeasibly paid, performed and completed in full or (b) the Obligations and all other amounts due from Borrower and/or Guarantor under the Loan Agreement having been indefeasibly paid in full; including, without limitation, in either case, the payment of any and all actual, out-of-pocket expenses which might be incurred by Administrative Agent or Lenders in enforcing any of their rights hereunder and all interest due thereon, whereupon this Guaranty shall cease to be effective and terminate, except for obligations (if any) of Guarantor which are expressly stated herein to survive such termination.

18.	JOINT AND SEVERAL LIABILITY. The liability of Guarantor hereunder shall be joint and several with any other guarantors of the Borrower’s obligations under the Notes and the other Loan Documents.

19.	ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Administrative Agent’s and each Lender’s consideration for entering into this transaction, Administrative Agent and each Lender has specifically bargained for the waiver and relinquishment by Guarantor of all of the defenses specifically waived in Section 5 hereof, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Administrative Agent and each Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Administrative Agent and each Lender, and that Administrative Agent and each Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

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20.	WAIVER OF RIGHT TO TRIAL BY JURY. GUARANTOR (AND, BY ITS ACCEPTANCE OF THIS GUARANTY, ADMINISTRATIVE AGENT ON BEHALF OF ITSELF AND THE LENDERS) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY OTHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT BY GUARANTOR, ADMINISTRATIVE AGENT AND/OR THE LENDERS, AS APPLICABLE, TO THE WAIVER OF SUCH PARTY’S RIGHT TO TRIAL BY JURY.

21.	NOTICES. Notices to be given hereunder shall be given (and deemed received) in accordance with the terms of Section 13.4 of the Loan Agreement, addressed, if to Administrative Agent and the Lenders, as set forth in the Loan Agreement, and, if to Guarantor, as follows:

Guarantor:	Brookfield DTLA Holdings LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: Jason Kirschner

With a copy to:	Brookfield DTLA Holdings LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: General Counsel

With a copy to:	Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Attention: Hilary A. Shalla, Esq.

Guarantor shall forward to Administrative Agent, without delay, any notices, letters or other communications delivered to the Property or to Guarantor naming Administrative Agent or the “Lender” or any similar designation as addressee.

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22.	ELECTRONIC DOCUMENT DELIVERIES. Documents required to be delivered pursuant to this Guaranty shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by Administrative Agent or Guarantor) provided that the foregoing shall not be applicable to any Lender that has notified Administrative Agent and Guarantor that it cannot or does not want to receive electronic communications. Administrative Agent or Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered one (1) Business Day after the date and time on which Administrative Agent or Guarantor posts such documents or the documents become available on a commercial website and Administrative Agent or Guarantor notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next Business Day for the recipient. Notwithstanding anything contained herein, in every instance Guarantor shall be required to deliver paper copies of any documents to Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Guarantor with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents. Notwithstanding anything to the contrary contained above, no notice (including, without limitation, any default notice) given to or by Guarantor under this Guaranty shall be covered by this Section 22.

23.	INTEGRATION. This Guaranty represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties with respect to such subject matter. There are no oral agreements between the parties. This instrument may be amended only in an instrument in writing executed by the parties.

24.	LIMITED RECOURSE. The members and other direct or indirect owners of Guarantor and its officers, directors, partners, members, shareholders, principals, managers, trustees, agents and affiliates shall have no personal liability for and none of their assets shall be subject to a claim arising out of the obligations of Guarantor hereunder or under any of the other Loan Documents.

25.	FINANCIAL COVENANTS. Guarantor shall, at all times, comply with Guarantor Financial Covenants set forth in Section 9.17 of the Loan Agreement.

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26.	OUTSIDE SOURCES. Notwithstanding anything contained herein to the contrary, no amounts paid on account of the Loan shall constitute a payment under this Guaranty unless (a) payment is made after the occurrence of a Default and Administrative Agent’s exercise of any remedies in connection therewith and (b) Guarantor makes payment directly to Administrative Agent with funds from Outside Sources (hereinafter defined). “Outside Sources” shall mean funds belonging to Guarantor which are not derived directly or indirectly from the ownership, operation, sale or liquidation of the Property (including, but not limited to, insurance proceeds, condemnation awards, rents and any other proceeds paid or payable with respect to the Property).

27.	DEFINED TERMS; USAGES. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Guaranty may be used interchangeably in singular or plural form, and the word “Property” shall mean “the Property, including any individual parcel of real property and improvements constituting a part thereof”. The terms “include(s)” and “including” shall mean “include(s), without limitation” and “including, without limitation”, respectively.

28.	TAXES. Taxes in respect of this Guaranty shall be paid by Guarantor as required by Section 2.11 of the Loan Agreement (with the understanding and agreement of Guarantor that, for purposes hereof, Guarantor shall have the same payment and reimbursement obligations as the Borrower under such Section 2.11 even though Guarantor is not specifically referenced in such Section 2.11, and by accepting the benefits hereof, Administrative Agent agrees that it will comply with such Section 2.11).

29.	NO WAIVER. No previous waiver and no failure or delay by Administrative Agent in acting with respect to the terms of the Notes, this Guaranty or any Loan Document shall constitute a waiver of any breach, default, or failure of condition under the Notes, this Guaranty or any Loan Document or the obligations secured thereby. A waiver of any term of the Notes, this Guaranty or any Loan Document or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

30.	NO WAIVER, RELEASE OR IMPAIRMENT. Nothing contained in this Guaranty shall be deemed to waive, release, affect or impair the indebtedness evidenced by the Loan Documents or the obligations of Borrower under the Loan Documents, or the liens and security interests created by the Loan Documents, or Administrative Agent’s rights to enforce its rights and remedies under the Loan Documents and under this Guaranty or the indemnity provided herein, in the Loan Documents or in connection with the Loan, or otherwise provided in equity or under applicable law, including, without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under the Loan Agreement or in the other Loan Documents. The provisions of Sections 1 and 2 of this Guaranty shall prevail and control over any contrary provisions elsewhere in this Guaranty or in the other Loan Documents.

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31.	JURISDICTION. SUBJECT TO THE REQUIREMENTS FOR A CASE TO BE HEARD IN THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, GUARANTOR AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, AND TO THE APPLICATION OF SAID COURT’S ACCELERATED PROCEDURES PURSUANT TO RULE 9 OF SECTION 202.70(G) OF THE UNIFORM RULES FOR NEW YORK STATE TRIAL COURTS.

[Signature page follows]

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IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date appearing on the first page of this Guaranty.

GUARANTOR

BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company

By:	Brookfield DTLA GP LLC, a Delaware limited liability company, its Managing Member

	By:	BOP US Subsidiary LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ Michelle Campbell
			Name:	Michelle Campbell
			Title:	Secretary

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